EXHIBIT 5.2



               [LETTERHEAD OF MORRIS, JAMES, HITCHENS & WILLIAMS]

                            __________________, 1997







TeleBanc Capital Trust I
c/o TeleBanc Financial Corporation
1111 North Highland Street
Arlington, VA   22201

                  Re: TeleBanc Capital Trust I

Ladies and Gentlemen:

        We have acted as special Delaware counsel for TeleBanc Capital Trust I, a Delaware business trust (the "Trust"), in connection with the matters set forth herein. This opinion is being furnished to you at your request.

        For  purposes  of  giving  the  opinions   hereinafter  set  forth,  our
examination of documents has been limited to the examination of originals or copies furnished to us of the following:

        (a) The Declaration of Trust of the Trust, dated as of June 2, 1997, between TeleBanc Financial Corporation ("TeleBanc") and the trustees of the Trust named therein;

        (b) The Certificate of Trust of the Trust, as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on June 3, 1997 (the "Certificate");

        (c) The Amended and Restated Declaration of Trust of the Trust, dated as of June 9, 1997 (including Annex I and Exhibits A-1 and A-2 attached thereto) (the "Declaration"), among TeleBanc, as Sponsor, the trustees of the Trust named



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therein and the holders, from time to time, of undivided beneficial interests in the assets of the Trust;

         (d) The Form S-4 Registration Statement (Registration No. 333-___) (the "Registration Statement"), including a prospectus (the "Prospectus"), relating to the 11.00% Exchange Capital Securities (Liquidation Amount $1,000 per Exchange Capital Security) of the Trust (each, an "Exchange Capital Security" and collectively, the "Exchange Capital Securities"); and

         (e) A Certificate of Good Standing for the Trust, dated __________, 1997, obtained from the Secretary of State.

        Unless otherwise defined herein, all capitalized terms used in this opinion letter shall have the respective meanings provided in the Declaration, except that reference herein to any document shall mean such document as in effect on the date hereof.

        For the purposes of this opinion letter, we have not reviewed any documents other than the documents listed in paragraphs (a) through (e) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (e) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

        With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

        For purposes of this opinion letter, we have assumed (i) that the Declaration constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation, and termination of the Trust, and that the Declaration and the Certificate are in full force and effect and have not been amended, (ii) except to the extent provided in paragraph 1 below, the due creation, due formation or due organization, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, formation or organization, (iii) the legal capacity of each natural person who is a party to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its



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obligations under, such documents, (v) that each of the parties to the documents examined by us has duly authorized, executed and delivered such documents, (vi) the receipt by each Person to whom an Exchange Capital Security is to be issued in the Exchange Offer by the Trust (the "Exchange Capital Securities Holders") of a certificate in the form attached as Exhibit A-1 to the Declaration for such Exchange Capital Security and the exchange by such Exchange Capital Security Holders of their validly issued and outstanding 11.00% Capital Securities (Liquidation Amount $1,000 per Capital Security) of the Trust (the "Original Capital Securities") accepted in exchange therefor in the Exchange Offer, in accordance with the Declaration and the Registration Statement, (vii) that the Exchange Capital Securities are duly exchanged for Original Capital Securities and are issued to the Exchange Capital Securities Holders in accordance with the Declaration and the Registration Statement, and (viii) that Exchange Capital
Securities   constitute  Series  B  Capital   Securities  and  Original  Capital
Securities constitute Series A Capital Securities. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

        The opinions in this letter are limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto.

        Based   upon   the   foregoing,   and   subject   to  the   assumptions,
qualifications, limitations and exceptions set forth herein, we are of the opinion that:

        1. The Trust has been duly formed and is validly existing in good standing as a business trust under the Delaware Business Trust Act, 12 Del. C. ss. 3801, et seq. (the "Act").

        2. The Exchange Capital Securities, when duly issued, executed and authenticated in accordance with the Declaration and duly issued in exchange for the Original Capital Securities pursuant to the Exchange Offer in accordance with the Declaration and the Registration Statement, will be validly issued and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust.

        3. The Exchange Capital Security Holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Exchange Capital
Security Holders may be obligated to make payments as provided in the Declaration.

         We consent to the filing of this opinion letter with the Securities and Exchange Commission as an exhibit to the Registration Statement and we consent to the use of our name under the heading "Validity of Exchange Securities" in the Prospectus. In giving the foregoing



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consent,  we do not hereby  admit that we come  within the  category  of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion letter may not be furnished or quoted to, or relied upon by, any other Person for any purpose.



                                            Very truly yours,